                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    --------

                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




    Date of Report (Date of earliest event reported)      December 15, 1995
                                                     -------------------------



                         DELMARVA POWER & LIGHT COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





    Delaware and Virginia             I-1405                  51-0084283
----------------------------        ------------           -------------------
(State or Other Jurisdiction        (Commission            (IRS Employer
      of Incorporation)             File Number)           Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware                  19899
---------------------------------------------------                ----------
     (Address of Principal Executive Offices)                      (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3448
                                                            ------------




                                      None
-----------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
------- ------------

        The following information updates matters related to Salem Units 1 and 2 previously reported under "Item 1--Business" of Part I of Delmarva Power & Light Company's (the Company) 1994 Annual Report on Form 10-K, "Item 5--
Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended March 31, 1995, "Item 5--Other Events" of the Company's
Current Report on Form 8-K dated June 14, 1995, "Item 5--Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended June
30, 1995, "Item 5--Other Events" of the Company's Current Report on Form 8-K dated July 20, 1995, "Item 5--Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended September 30, 1995, and "Item 5-- Other Events" of the Company's Current Report on Form 8-K dated October 20, 1995. The following is excerpted from information reported in the Current Report on Form 8-K dated December 12, 1995, by the operator of the facility, Public Service Electric and Gas Company (PSE&G).


                 *                     *                     *


             As previously reported, Salem Unit 1 and Unit 2 were taken out of service on May 16, 1995 and June 7, 1995, respectively. PSE&G subsequently informed the Nuclear Regulatory Commission
        (NRC) of its determination to keep the Salem Units shut down pending review and resolution of certain equipment and management issues, and NRC agreement that each unit is sufficiently prepared to restart. On June 9, 1995, the NRC issued a Confirmatory Action Letter documenting these commitments by PSE&G.

             PSE&G, as previously reported, has been engaged in a thorough assessment of Salem to identify the scope of work necessary to achieve safe, sustained and reliable operation. PSE&G has stated that it will keep the units off line until it is satisfied that they are ready to return to service and operate reliably over the long term.

             PSE&G has completed its rigorous examination of Unit 1 and Unit 2. On December 11, 1995, PSE&G presented its restart plan for both Salem units to the NRC at a public meeting. Based upon this assessment, Salem Unit 1, as previously disclosed, continues to be scheduled to return to service in the second quarter of 1996. Unit 2 is now scheduled to return in the third quarter of 1996. As previously disclosed, during these outages Salem Unit 1 will undergo a previously scheduled refueling outage and Salem Unit 2 will undergo a partial refueling which will eliminate a full refueling outage for Unit 2 originally scheduled for 1996.

             As previously reported, PSE&G estimates that its share of additional 1995 operating and maintenance expenses associated with Salem restart activities will amount to approximately $22 million, or a total of $111 million as PSE&G's share of Salem operating and maintenance expenses for the year. PSE&G now estimates that its share of additional 1996 operating and maintenance expenses associated with Salem restart activities will be approximately $22 million, while incremental capital costs are expected to amount to $7 million. However, PSE&G does not presently expect its total 1996 operating and maintenance expenses to exceed those of 1995.


                *                      *                      *

        Based on PSE&G's estimates, the Company estimates that its share of additional operation and maintenance costs will be approximately $4 million for each of 1995 and 1996, and will be expensed as incurred. The Company further estimates that replacement power costs while the units are out of service will amount to approximately $800,000 per month, per unit. In total, the Company estimates that its share of outage-related costs will range from $10 million to $15 million in 1995, and from $15 million to $20 million in 1996. The Company cannot determine at this time whether the additional operation and maintenance costs and replacement costs will be recoverable.

                                   SIGNATURE



       	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                Delmarva Power & Light Company
                                                ------------------------------
                                                         (Registrant)



Date:   December 15, 1995                       /s/  B. S.GRAHAM
                                                ------------------------------
                                                     Barbara S. Graham
                                                     Senior Vice President,
                                                     Treasurer and
                                                     Chief Financial Officer